Exhibit 10.1
ESCROW AGREEMENT
     This Escrow Agreement made and entered into August 29, 2008, by and among Chicago Title Company (the “Escrow Agent”), clickNsettle.com, Inc., a Delaware corporation (“CNS”), and Andrew A. Brooks, M.D. and Mikhail Kvitnitsky (the “Members’ Representatives”) .
W I T N E S S E T H:
     WHEREAS, each of CNS, Cardo Medical, LLC, a California limited liability company (“Cardo”), and Cardo Acquisition, LLC, a California limited liability company that is a wholly owned subsidiary of CNS (“Merger Sub”), have entered into a Merger Agreement and Plan of Reorganization, dated as of June 18, 2008 (the “Merger Agreement”), that provides, upon the terms and subject to the conditions thereof, for the merger of Merger Sub with and into Cardo, with Cardo being the surviving entity and becoming a wholly owned subsidiary of CNS (the “Merger”).
     WHEREAS, at the effective time of the Merger, all equity interests of Cardo beneficially owned by each Cardo Member shall be converted into the right to receive and shall be exchanged for shares of Parent Common Stock (as defined in the Merger Agreement) as set forth in the Merger Agreement.
     WHEREAS, the Members’ Representatives have been appointed to act on behalf of all Historical Cardo Members in connection with the Merger Agreement and this Agreement.
     WHEREAS, this Escrow Agreement is entered into pursuant to Section 9.3 of the Merger Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:
     1. Unless otherwise specifically defined herein, capitalized terms used in this Escrow Agreement shall have the meanings ascribed to them in the Merger Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of this Agreement shall not in any event be construed so as to enlarge or diminish the rights of CNS or Cardo under the Merger Agreement and in the event of a conflict between the provisions of this Agreement and the provisions of the Merger Agreement, the provisions of the Merger Agreement shall govern.
     2. CNS and the Members’ Representatives hereby appoint Chicago Title Company to act as the Escrow Agent hereunder, and the Escrow Agent hereby agrees to accept the duties of Escrow Agent in accordance with the terms and conditions of this Escrow Agreement. Pursuant to the appointment of the Members’ Representatives by the Historical Cardo Members, Escrow Agent is authorized to accept, act upon and rely upon any written notice, certificate, instrument, request, waiver, consent, paper or other document executed by the Members’ Representatives, as properly signed and delivered on behalf of all or any one of the Historical Cardo Members.
     3. On the Closing Date, (a) CNS shall deposit with the Escrow Agent, simultaneously with the execution and delivery of this Escrow Agreement, stock certificates registered in the names of the Historical Cardo Members evidencing the Cardo Escrowed Securities as set forth on Exhibit A attached hereto, which Exhibit A also lists the pro-rata share of the total number of Cardo Escrowed Securities deemed deposited by each Historical Cardo Member (“Pro-Rata Share”) and (b) each of the Historical Cardo Members shall deposit with the Escrow Agent an undated stock power separate from the stock certificates representing the Cardo Escrowed Securities deposited by each such Historical Cardo Member, endorsed in blank (“Cardo Member Stock Power”). During the Claim Period, CNS also shall deposit with the Escrow Agent: (i) all distributions of stock or other property or securities of CNS that may be issued with respect to the Cardo Escrowed Securities, including but not limited to any shares of CNS stock issued as the result of any stock split, reverse stock split, stock dividend, combination, recapitalization or similar transaction effected by CNS; (ii) any other earnings or interest paid with respect to the Cardo Escrowed Securities; and (iii) concurrently with the deposit of such property or funds, a list of the allocation of such property or funds among the Historical Cardo Members in the same format as Exhibit A hereto. CNS shall give each Historical Cardo Member notice of any such deliveries made to the Escrow Agent, and the Members’ Representatives shall cause each Historical Cardo Member to deposit with the Escrow Agent within ten (10) business days of such notice, an undated stock power representing any new distributions of stock or securities of CNS deposited with the Escrow Agent. Hereinafter, when the context so requires, the term “Cardo Escrowed Securities” shall include any additional shares of CNS stock deposited pursuant to subpart (i) of this Section 3, and all Cardo Escrowed Securities with any property or funds deposited pursuant to subpart (ii) of this Section 3, including without limitation any interest earned thereon, shall collectively be referred to as the “Escrowed Property”. The Escrowed Property shall provide security for the payment of any Damages incurred by any Parent Indemnified Party as finally determined in accordance with Cardo’s indemnification obligations set forth in Section 9.2(b) of the Merger Agreement (“Cardo Indemnification Obligations”).
     4. Upon CNS’s delivery of the Cardo Escrowed Securities to Escrow Agent, Escrow Agent shall deliver written confirmation and acknowledgement of receipt of the Cardo Escrowed Securities to CNS and the Members’ Representative and Escrow Agent agrees to thereafter hold and disburse the Escrowed Property in accordance with the terms hereof. Escrow Agent shall maintain records and an account for each Historical Cardo Member showing the number of Cardo Escrowed Securities of each Historical Cardo Member held by the Escrow Agent from time to time. Upon the reasonable request of CNS or the Members’ Representatives, the Escrow Agent shall make such records available for inspection and copying by CNS, the Members’ Representatives or their authorized representatives.
     5. The Escrowed Property will be held for the benefit of the parties hereto and will not be subject to any lien or attachment of any other creditor of any party hereto and will be used solely for the purposes and subject to the conditions set forth herein.
     6. The Members’ Representatives, on behalf of the Historical Cardo Members, hereby grant (effective as of the date hereof) CNS a first priority security interest in, and hereby pledge and assign to CNS all of the Historical Cardo Members’ right, title and interest in and to the Escrowed Property to secure the Cardo Indemnification Obligations to the Parent Indemnified Parties. The Escrow Agent hereby agrees to act as bailee and possessory agent on behalf of CNS in respect of its security interest in the Historical Cardo Members’ rights in and to the Escrowed Property. The

Escrow Agent shall, upon receipt of indemnification satisfactory to it from CNS for its fees and expenses incurred in connection with taking such actions, take all actions as may be reasonably requested in writing of it by CNS to further perfect or maintain the security interest created by the Historical Cardo Members hereunder in and to the Escrowed Property. Such security interest shall automatically be released with respect to any Escrowed Property distributed pursuant to the terms of this Escrow Agreement. The parties hereto agree and acknowledge that the establishment and maintenance of the escrow hereunder (“Escrow”) is intended to constitute possession of the Escrowed Property for the purposes of perfecting the security interest therein created by this Section 6.
     7. Notwithstanding anything in Section 3 to the contrary, while any Escrowed Property is held in Escrow: (a) the Historical Cardo Members will be entitled to receive all cash dividends declared in connection with any Cardo Escrowed Securities, and CNS shall deliver any such cash dividends directly to the Historical Cardo Members and not to or through the Escrow Agent; and (b) the Historical Cardo Members will be entitled to vote the Cardo Escrowed Securities so held and to give consents, waivers and ratifications in respect of such shares; provided, however, that no vote shall be cast or consent, waiver or ratification given, or action taken which would be inconsistent with or violate any provision of this Escrow Agreement, the Merger Agreement or any of the transactions contemplated by the Merger Agreement.
     8. The Escrow Agent shall hold the Escrowed Property in Escrow until authorized hereunder to deliver the same or any portion thereof as follows:
     (a) At any time within one (1) year from the date hereof (the “Claim Period”), CNS , on behalf of a Parent Indemnified Party, may give written notice to the Escrow Agent and the Members’ Representatives that it is asserting a claim against the Escrowed Property pursuant to Section 9.2(b) of the Merger Agreement (a “Claim”). In each notice of such a Claim (“Claim Notice”), CNS shall provide to the Escrow Agent and the Members’ Representative: (i) a statement of the amount of Escrowed Property CNS has estimated, in accordance with Section 9 of the Merger Agreement and Section 10 hereof, is reasonably required to secure payment of the Claim; and (ii) the basis for such Claim in sufficient detail for the Members’ Representatives to understand the nature of the Claim and the alleged facts upon which the Claim is based.
     (b) The Members’ Representatives shall have 30 days from receipt of a Claim Notice (“Notice Period”) to approve or object to a Claim, in whole or in part, by delivering written notice of such approval or objection to the Escrow Agent and CNS. If at any time the Members’ Representatives deliver written notice of approval of a Claim or any portion thereof, the full amount of the Claim as provided in the Claim Notice, or such portion approved by the Members’ Representatives, shall be deemed conclusively and irrevocably approved and the Escrow Agent shall be authorized to release and deliver to CNS, subject to the provisions of and in the manner provided in Section 9 hereof, the Escrowed Property or such portion thereof sufficient to satisfy the Claim as provided in the Claim Notice or such portion approved by the Members’ Representatives. If within the Notice Period the Members’ Representatives deliver written notice of objection to a Claim (“Objection”), or fail to deliver notice of either an approval of or an Objection to a Claim, such Claim shall be deemed to be contested.

     (c) All contested Claims or portions thereof shall remain pending, the Escrow Agent shall maintain in Escrow the Escrowed Property or such portion thereof as is estimated in the Claim Notice as necessary to satisfy the Claim, and the Escrow Agent, without concerning itself as to the grounds for any Objection, shall not disburse the Escrowed Property or any portion thereof to satisfy any contested Claim or portion thereof, until there has been a “Determination” of the Claim in accordance with the provisions of Section 9 hereof, notwithstanding the expiration of the Claim Period.
     (d) Within three business days after the Determination of a Claim in favor of a Parent Indemnified Party in accordance with the provisions of Section 9(a) hereof, the Escrow Agent shall deliver to CNS, on behalf of the applicable Parent Indemnified Party, Escrowed Property having a value (as determined in accordance with Section 10 hereof) equal to the amount of such Determination, as follows.
          (i) If the value of the Claim so payable is equal to or greater than the Escrowed Property then held by the Escrow Agent, the Escrow Agent shall deliver to CNS all of the Escrowed Property then held by it, by: (A) completing each Cardo Member Stock Power for the full number of Cardo Escrowed Securities then held by the Escrow Agent for each Historical Cardo Member; (B) delivering each such completed Cardo Member Stock Power and all of the certificates for the Cardo Escrowed Securities then held by the Escrow Agent to CNS; and (C) delivering any remaining Escrowed Property to CNS.
          (ii) If the value of the Claim so payable is less than the Escrowed Property then held by the Escrow Agent, the Escrow Agent shall deliver to CNS Escrowed Property having a value equal to the Determination, as follows, and in the following order.
               (A) The Escrow Agent shall deliver any Escrowed Property other than the Cardo Escrowed Securities to CNS.
               (B) The Escrow Agent shall calculate (“Disbursement Calculation”) (I) the total number of Cardo Escrowed Securities required to satisfy the balance of the Claim as provided in the Determination of Claim, (II) the Pro-Rata Share of such balance of each Historical Cardo Member and (III) the number of Cardo Escrowed Securities that will remain on deposit in Escrow for each Historical Cardo Member after subtracting each such Pro-Rata Share (“Pro-Rata Balance”). Upon request by Escrow Agent to CNS and the Members’ Representative, CNS and/or the Members’ Representative shall provide to Escrow Agent the average closing price per share of the Parent Common Stock on the OTCBB or Eligible Market, as applicable, for the 10-day period ending on the day prior to the date of Determination of the Claim, for Escrow Agent’s use in calculating the Disbursement Calculation. Upon finalizing the Disbursement Calculation, Escrow Agent shall give CNS and the Members’ Representatives written notice of the Disbursement Calculation, which notice shall include (1) the date of Determination of the Claim, (2) the resulting value of the Cardo Escrowed Securities used for the Disbursement Calculation pursuant to Section 10 hereof, and (3) the results of the calculations set forth in subparts (I), (II) and (III) of this Section 8(d)(ii)(B). CNS and the Members’ Representatives shall have ten days following receipt of such notice to verify the accuracy of each of the items set forth in the notice and the Disbursement Calculation and to deliver written notice to the Escrow Agent and the other party of any perceived errors or inaccuracies therein (“Error Notice”). If neither CNS nor the Members’ Representatives deliver an Error Notice within such ten days, CNS and the Members’ Representatives shall be deemed to have approved the Disbursement Calculation. If either CNS or the Members’ Representatives deliver an Error Notice within such ten days, the Escrow Agent shall not make any further disbursements with respect to the Claim until it has corrected such errors or inaccuracies and/or each of the Escrow Agent, CNS and the Members’ Representatives have agreed to and accepted the Disbursement Calculation or CNS or the Members’ Representatives have delivered a certified copy of a final arbitration award or a certified copy of a judgment or order of a court of competent jurisdiction determining the Disbursement Calculation.
               (C) Following the deemed approval or mutual approval of the Disbursement Calculation: (I) CNS shall deposit with the Escrow Agent new stock certificates registered in the name of each Historical Cardo Member for the number of Cardo Escrowed Securities equal to each such Historical Cardo Member’s Pro-Rata Balance (“New Stock Certificates”); and (II) the Members’ Representatives shall cause each Historical Cardo Member to deposit with the Escrow Agent new undated stock powers, with respect to the New Stock Certificates, endorsed in blank (“New Stock Powers”).
               (D) When the Escrow Agent has received all of the New Stock Certificates, the Escrow Agent shall complete each original Cardo Member Stock Power for the number of Cardo Escrowed Securities equal to each Historical Cardo Member’s Pro-Rata Share and deliver each such completed Cardo Member Stock Power and all of the stock certificates for the Cardo Escrowed Securitas then held by the Escrow Agent, other than the New Stock Certificates, to CNS.
               (E) Following such deliveries, the Escrow Agent shall hold the New Stock Certificates and the New Stock Powers, and any additional Escrowed Property subsequently received, in Escrow until the expiration of the Claim Period or, in the event there are Claims which have not yet been Determined as of the expiration of the Claim Period, until the final Determination of all such Claims (such date, as applicable, the “Escrow Release Date”); provided, however, that if the aggregate amount of any such pending Claims as provided in the corresponding Claim Notices is less than the value of the Escrowed Property on the date of the expiration of the Claim Period, or if there is more than one such pending Claim and following Determination and (if required) payment of any one Claim the value of the remaining Escrowed Property is more than the aggregate amount of the remaining pending Claim(s), all Escrowed Property in excess of such aggregate amount shall be distributed to the Historical Cardo Members within three (3) business days after the expiration of the Claim Period or the date of Determination of the resolved Claim, as applicable, based upon their respective Pro-Rata Shares.
     (e) In the event of the Determination of a Claim in favor of the Historical Cardo Members in accordance with Section 9(b), the Escrow Agent shall continue to hold the Escrowed Property in connection with such Determination in Escrow until the Escrow Release Date.
     (f) The Escrow Agent shall deliver to the Historical Cardo Members all Escrowed Property (if any) remaining in Escrow hereunder within three (3) business days after the Escrow Release Date. Such deliveries to the Historical Cardo Members shall be based upon their respective Pro-Rata Shares.

     9. The “Determination” of a Claim asserted hereunder pursuant to Section 8(d) hereof shall be made as follows (and the correlative term “Determined” shall have a correlative meaning):
     (a) The Claim (or a portion thereof) shall be deemed to have resulted in a Determination in favor of a Parent Indemnified Party upon delivery to the Escrow Agent of: (i) the written consent of the Members’ Representatives to the disbursement by Escrow Agent to CNS of the amount provided in a Claim Notice; (ii) the delivery by the Members’ Representatives and CNS to the Escrow Agent of a joint written notice revising the amount provided in a Claim Notice and instructing the Escrow Agent to disburse such revised amount; or (iii) the receipt of a certified copy of a final arbitration award or a certified copy of a judgment or order of a court of competent jurisdiction determining that a Parent Indemnified Party is entitled to Damages with respect to a Claim, and setting forth the amount of such Damages, together with a certificate executed by CNS that such award, judgment or order is final and non-appealable (a copy of which also shall be provided to the Members’ Representatives at the time sent to the Escrow Agent).
     (b) The Claim (or a portion thereof) shall be deemed to have resulted in a Determination in favor of the Historical Cardo Members upon delivery to the Escrow Agent of: (i) a joint written notice from CNS and the Members’ Representatives that CNS is withdrawing a Claim or any specified portion thereof; or (ii) a certified copy of a final arbitration award or a certified copy of a judgment or order of a court of competent jurisdiction denying the Claim or any specified portion thereof together with a certificate executed by the Members’ Representatives that such award, judgment or order is final and non-appealable (a copy of which shall also be provided to CNS at the time sent to the Escrow Agent).
     10. Escrowed Property being delivered to CNS pursuant to Section 8(d) hereof in respect of a Claim shall be valued on the basis of current market value at the date of Determination of the Claim. If the Escrowed Property being delivered consists in whole or in part of shares of Parent Common Stock, the per share current market value of any such shares shall be deemed to be the average closing price per share of the Parent Common Stock on the OTCBB or Eligible Market, as applicable, for the 10-day period ending on the day prior to such Determination. To the extent the Escrowed Property consists of a mixture of Parent Common Stock, funds or other property, the Escrow Agent shall make all determinations as to the form in which the Escrowed Property is to be disbursed, which determinations shall be conclusive and binding on the parties
     11. The term of this Escrow Agreement shall commence on the date the Cardo Escrowed Securities and Cardo Member Stock Powers are deposited with the Escrow Agent and shall remain in full force and effect until the Escrow Agent has delivered all the Escrowed Property in its possession in accordance with the terms hereof.
     12. The Escrow Agent may act in reliance upon any writing, notice, documentation, instrument or signature which it believes to be genuine; may assume the validity and accuracy of any statements or assertions contained in such writing, notice, documentation or instrument; and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any security or other document or instrument held by or delivered to it and shall not be liable in any manner for the sufficiency or correctness as to form, manner of execution, or validity of any written instructions delivered to it; nor as to the identity, authority, or rights of any person executing the same. The duties of the Escrow Agent are only as herein specifically provided, and are purely ministerial in nature. The Escrow Agent shall neither be responsible for, or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document in connection herewith, including, without limitation, the Merger Agreement and shall be required to act in respect of the Escrowed Property only as provided in this Escrow Agreement. This Escrow Agreement sets forth all the obligations of the Escrow Agent with respect to any and all matters pertinent to the escrow contemplated hereunder and no additional obligations of the Escrow Agent shall be implied from the terms of this Escrow Agreement or any other agreement. The Escrow Agent shall incur no liability in connection with the discharge of its obligations under this Escrow Agreement or otherwise in connection therewith, except such liability as may arise from the willful misconduct of the Escrow Agent.
     13. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in accordance with the opinion of such counsel.
     14. The Escrow Agent is acting as a stakeholder only with respect to the Escrowed Property. If any dispute arises as to whether the Escrow Agent is obligated to deliver the Escrowed Property or as to whom the Escrowed Property is to be delivered or the amount thereof, the Escrow Agent shall not be required to make any delivery, but in such event, the Escrow Agent may hold the Escrowed Property until receipt by the Escrow Agent of instructions in writing, signed by all parties which have, or claim to have, an interest in the Escrowed Property, directing the disposition of the Escrowed Property, or in the absence of such authorization, the Escrow Agent may hold the Escrowed Property until receipt of a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Property. The Escrow Agent may require, as a condition to the disposition of the Escrowed Property pursuant to written instructions, indemnification and/or opinions of counsel, in form and substance satisfactory to the Escrow Agent, from each party providing such instructions. If such written instructions, indemnification and opinions are not received, or proceedings for such determination are not commenced, within thirty (30) days after receipt by the Escrow Agent of notice of any such dispute and diligently continued, or if the Escrow Agent is uncertain as to which party or parties are entitled to the Escrowed Property, Escrow Agent may either (i) hold the Escrowed Property until receipt of (X) such written instructions and indemnification or (Y) a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Property, or (ii) deposit the Escrowed Property in the registry of a court of competent jurisdiction; provided, however, that notwithstanding the foregoing, Escrow Agent may, but shall not be required to, institute legal proceedings of any kind. The Escrow Agent shall be indemnified pursuant to the provisions of Section 16 hereof for all costs and reasonable attorneys’ fees incurred by it in its capacity as escrow agent in connection with any such action and shall be fully protected in suspending all or any part of its activities under this Escrow Agreement until a final judgment in such action is resolved.
     15. The Escrow Agent may resign at any time upon the giving of thirty (30) days written notice to the other parties of this Escrow Agreement. Upon such resignation, CNS and the Members’ Representatives shall jointly appoint a successor escrow agent, who shall assume the duties of Escrow Agent hereunder by supplement hereto. If a successor escrow agent is not appointed within ten (10) days after notice of resignation, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent. CNS and the Members’ Representatives may, at any time, appoint a successor escrow agent upon fifteen (15) days prior written notice to the Escrow Agent executed by CNS and the Members’ Representatives.
     16. The parties shall pay escrow fees, and provide indemnification and defense, as follows.
     (a) Concurrently with the delivery of this Agreement and the Cardo Escrowed Securities to the Escrow Agent, CNS and Cardo shall pay to the Escrow Agent $750.00 as the Escrow fee for the first year of the Escrow, 50% of which each of CNS and Cardo shall pay.
     (b) If the Escrow continues for more than one year after its opening date, on the first anniversary of the opening of Escrow and the first day of each month thereafter until the Escrow Release Date, CNS shall pay to the Escrow Agent $50.00 as the monthly Escrow fee, upon receipt from the Escrow Agent of an invoice for such amount.
     (c) For each Claim Notice that CNS delivers to the Escrow Agent, the Escrow Agent shall be entitled to a fee of $500 for processing such Claim, which CNS shall pay to Escrow Agent concurrently with delivery of the Claim Notice; provided, however, that if the Escrow Agent ultimately delivers Escrowed Property to CNS in satisfaction of such Claim, the Escrow Agent shall add $500 to the value of the Claim to determine the amount of Escrowed Property to disburse to CNS, to thereby reimburse CNS for such $500.
     (d) CNS shall indemnify and hold the Escrow Agent harmless from any and all claims, liabilities, losses, actions, suits, proceedings at law or in equity, or any other expenses, fees or charges of any nature whatsoever, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Escrow Agreement; and in connection therewith CNS shall indemnify the Escrow Agent against any and all expenses including reasonable attorneys’ fees and the costs of defending any action, suit or proceedings or resisting any claim in such capacity; provided, however, that in the event of a dispute between CNS and the Members’ Representatives, the nonprevailing party shall indemnify and hold the prevailing party harmless against any and all costs and expenses incurred by the prevailing party pursuant to the provisions hereof, including without limitation attorneys fees and costs and all cost incurred in connection with indemnifying and defending Escrow Agent under this Section 16 in connection with such dispute.
     17. This Escrow Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
     18. This Escrow Agreement represents the entire agreement between the Escrow Agent, on the one hand, and CNS and the Members’ Representatives, on the other hand, with respect to the subject matter hereof and shall be binding upon the parties, their respective successors and permitted assigns. This Escrow Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

     19. Any notice pertaining to this Escrow Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by cable, telegram, telecopier or telex or sent by prepaid overnight carrier, to the respective parties at the following address:
If to CNS:
clickNsettle.com, Inc.
4400 Biscayne Boulevard, Suite 950
Miami, Florida 33137
Attention: Glenn Halpryn
Fax: (305) 573-4115
With a copy to:
Judith Kenney & Associates, P.A.
2001 Biscayne Boulevard, Suite 3402
Miami, Florida 33137
Attention: Judith Kenney, Esq.
Fax: (305) 572-1085
and
Akerman Senterfitt
One Southeast Third Avenue
Suite 2700
Miami, Florida 33131
Attention: Teddy D. Klinghoffer, Esq.
Fax: (305) 374-5095
If to Members’ Representatives:
Andrew A. Brooks, M.D.
8899 Beverly Boulevard, Suite 619
Beverly Hills, California 90048
Fax: (310) 861-5299
and
Mikhail Kvitnitsky
1033 US Highway 46 East
Suite A204
Clifton, NJ 07013
  Fax: (973) 777-8851
With a copy to:

Ervin, Cohen & Jessup LLP
9401 Wilshire Boulevard, 9th Floor
Beverly Hills, CA 90212
Attention: Howard Z. Berman, Esq.
Fax: (310) 859-2325
If to the Escrow Agent:
Chicago Title Company
4100 Newport Place, Suite 120
Newport Beach, CA 92660
Attention: Dennis Chaplin, CSEO
Fax: (949) 476-2889
or to such other address or addresses as any party hereto may designate in writing to the other parties.
     20. Except as otherwise specifically provided herein, nothing contained in this Agreement shall limit or impair any right or remedy to which any of the parties hereto may be entitled under the Merger Agreement or otherwise.
     21. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     22. The parties hereto hereby agree to take any and all actions and to execute and deliver at any time and from time to time such other documents and instruments as may reasonably be required to effectuate the transactions contemplated hereby.
     23. Neither this Escrow Agreement nor any rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto.
     24. Nothing contained in this Escrow Agreement is intended or shall be construed to give any person, corporation or other entity, other than the parties hereto and the Parent Indemnified Parties and their respective successors and permitted assigns, any legal, equitable right, remedy or claim under or in respect to this Escrow Agreement or any provision herein contained, this Escrow Agreement being intended to be and being for the sole and exclusive benefit of the parties hereto and the Parent Indemnified Parties and their respective successors and permitted assigns.
[Signatures Appear on Following Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the date first above written.

CLICKNSETTLE.COM, INC.

By: /s/ Glenn L. Halpryn
Name: Glenn L. Halpryn
Title: President

MEMBERS’ REPRESENTATIVES:

By: /s/ Andrew A. Brooks, M.D.
Name: Andrew A. Brooks, M.D.

By: /s/ Mikhail Kvitnitsky
Name: Mikhail Kvitnitsky

ESCROW AGENT:
Chicago Title Company

By: /s/ Dennis Chaplin
Name: Dennis Chaplin
Title: Senior Escrow Officer

EXHIBIT A
HISTORICAL CARDO MEMBERS,
CARDO ESCROWED SECURITIES
AND PRO-RATA SHARES

Names and Addresses of	Cardo Escrowed
Historical Cardo Members	Securities	Pro-rata Shares
Andrew A. Brooks, M.D., F.A.C.S. AAB Capital, Inc. 8899 Beverly Boulevard, Suite 619 Los Angeles, CA 90048	6,182,319	46.33%

Mikhail Kvitnitsky 20 Annabelle Avenue Clifton, NJ 07012	2,891,665	21.67%

Howard Berman 850 Hartzell Street Pacific Palisades, CA 90272	66,721	0.50%

CP Cardio, LLC Attn: Robert Bergman Centre Partners Management, LLC 30 Rockefeller Plaza Suite 5050 New York, NY 10020	200,162	1.50%

Earl Brien and Sarah Ann Brien 1233 Corsica Drive Pacific Palisades, CA 90272	200,162	1.50%

Bradley Brooks 1062 Maybrook Drive Beverly Hills, CA 90210	733,926	5.50%

Ivan Brooks 1049 Maybrook Drive Beverly Hills, CA 90210	100,081	0.75%

1

Names and Addresses of	Cardo Escrowed
Historical Cardo Members	Securities	Pro-rata Shares
Jonathan Brooks and Shanna Brooks, Trustees, JSB Living Trust dated November 29, 2007 1026 Ridgedale Drive Beverly Hills, CA 90210	533,764	4.00%

H. Leon Brooks IRA c/o Epic Medical Management 8670 Wilshire Boulevard Suite 206 Beverly Hills, CA 90211	200,162	1.50%

Jeffrey Evans 23586 Calabasas Road, #204 Calabasas, CA 91302	66,721	0.50%

Grazyna Haddidi 1999 Avenue of the Stars Suite 2040 Los Angeles, CA 90067	133,441	1.00%

Rehan Jaffer c/o River Run Management 152 West 57th Street, 52nd Floor New York, NY 10019	266,882	2.00%

Scott M. Klein 661 Moreno Avenue Los Angeles, CA 90049	133,441	1.00%

Robert Langer 24137 Long Valley Road Hidden Hills, CA 91302	66,721	0.50%

Jordon Consulting, LLC Attn: Carl Lauryssen, MD 729 North Bedford Drive Beverly Hills, CA 90210	600,485	4.50%

2

Names and Addresses of	Cardo Escrowed
Historical Cardo Members	Securities	Pro-rata Shares
Thomas H. Morgan 3333 S. Bannock Street, Suite 950 Englewood, CO 80 110	333,602	2.50%

Bruce Newberg, Trustee, Newberg Family Trust 11601 Wilshire Boulevard Suite 1820 Los Angeles, CA 90025	133,441	1.00%

Ronald Richards, Esq. For FedEx deliveries only: 9255 Doheny Road, #1204 West Hollywood, CA 90069 For non-FedEx deliveries only: P.O. Box 11480 Beverly Hills, CA 90213	66,721	0.50%

AB-Cardo ATM, LLC c/o Cambra Realty Attn: Michael Schlesinger 9701 Wilshire Boulevard, 10th Fl. Beverly Hills, CA 90212	333,602	2.50%

Susan Smith, Trustee, Saul and Susan Smith Family Trust 2074 N. Beverly Drive Beverly Hills, CA 90210	100,081	0.75%

Total	13,344,100	100.00%

3